Exhibit 16.1

June 22, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01(a) of Enstar Group Limited’s Form 8-K dated June 21, 2012, and we agree with the statements made therein.

Yours truly,

DELOITTE & TOUCHE LTD.